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                                                                   EXHIBIT 10.21

                      LASALLE NATIONAL LEASING CORPORATION

                                                          MASTER LEASE AGREEMENT

      THIS MASTER LEASE AGREEMENT (this "LEASE") is made as of August 6, 2004, between LASALLE NATIONAL LEASING CORPORATION ("LESSOR") and SMITHWAY MOTOR XPRESS, INC. and SMITHWAY MOTOR XPRESS CORP. (jointly, severally and collectively, "LESSEE").

      Lessee desires to lease from Lessor the equipment and other property (the "EQUIPMENT") described in each Equipment Schedule executed pursuant to this Lease (each, a "SCHEDULE") incorporating by reference the terms and conditions of this Lease (the term "LEASE" shall also include any Riders to this Lease entered into with respect to such Schedule). Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:

1. AGREEMENT TO LEASE; TERM. This Lease is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease and such Schedule and all of the other documents and agreements executed in connection herewith (collectively, the "LEASE DOCUMENTS"). Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease. The term of lease with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and continue for the term provided in that Schedule.

2. RENT. Lessee shall pay Lessor (a) the rental installments ("BASIC RENT") as and when specified in each Schedule, without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents ("OTHER PAYMENTS", and together with the Basic Rent, collectively, the "RENT"). Upon Lessee's execution thereof, the related Schedule shall constitute a non-cancelable net lease, and Lessee's obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "SUPPLIERS"), or anyone else, for any reason whatsoever (each, an "ABATEMENT"). Lessee agrees that all Rent shall be paid in accordance with Lessor's or Assignee's written direction. Time is of the essence. If any Rent is not paid within five (5) days of the due date, Lessor may collect, and Lessee agrees to pay, interest (accruing at the "LATE CHARGE RATE" specified in the related Schedule) with respect to the amount in arrears for the period such amount remains unpaid (the "LATE CHARGE").

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each
Schedule: (a) Lessee has the form of business organization indicated, and is and will remain duly organized

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and existing in good standing under the laws of the state specified, under
Lessee's signature and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. Lessee's legal name is as shown in the preamble of this Lease; and Lessee's Federal Employer Identification Number and organizational number are as set forth under Lessee's signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing. (b) The Lease Documents (1) have been duly authorized by all necessary action consistent with Lessee's form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee's organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, except as disclosed to Lessor in writing, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (c) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "MATERIAL ADVERSE EFFECT" shall mean (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have the same such effect. (d) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (e) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (g) With respect to any Collateral, Lessee has good title to, rights in, and/or power to transfer all of the same. (h) The Supplier is not an affiliate of Lessee. (i) The Supply Contract (as such term is hereinafter defined) represents an arms' length transaction and the purchase price for the Equipment specified therein is the amount obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell.

4. FURTHER ASSURANCES AND OTHER COVENANTS. Lessee agrees as follows: (a) Lessee will furnish or cause to be furnished Lessor with (1) the balance sheet, statement of income and statement of retained earnings of Smithway Motor Xpress Corp. ("SMXC"), prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of SMXC, (2) SMXC's quarterly financial report certified by the chief financial officer of SMXC, within sixty (60) days of the close of each fiscal quarter of SMXC, and (3) all of Lessee's Forms 10-K and 10-Q, if any, filed with the Securities and Exchange Commission ("SEC") as and when filed (by furnishing these SEC forms, or making them publicly available in electronic form, Lessee shall be deemed to have satisfied the requirements of clauses (1), (2) and (3)). (b) Lessee shall obtain

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and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records, and will take such further action as Lessor may reasonably request in furtherance of Lessor's rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCC financing statements ("UCCS"), and other filings with respect to the Equipment or any Collateral. Without Lessor's prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease. (c) Lessee shall provide written notice to
Lessor: (1) thirty (30) days prior to any change in Lessee's name or jurisdiction or form of organization; (2) promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a "DEFAULT"); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease.

5. CONDITIONS PRECEDENT. Lessor's agreement to purchase and lease any Equipment under a Schedule, is conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) if requested, lien searches in the jurisdiction of Lessee's organization, and wherever else Lessor deems appropriate; (3) UCCs and all other filings required by Lessor; (4) a certificate of an appropriate officer of Lessee certifying: (A) resolutions duly authorizing the transactions contemplated in the applicable Lease Documents, and
(B) the incumbency and signature of the officers of Lessee authorized to execute such documents; (5) if requested by Lessor, an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a) through (c) of Section 3; (6) the only manually executed original of the Schedule, and counterpart originals of all other Lease Documents; (7) all purchase documents pertaining to the Equipment (collectively, the "SUPPLY CONTRACT"); (8) if requested by Lessor, good standing certificates from the jurisdiction of Lessee's organization and the location of the Equipment, and evidence of Lessee's organizational number; and (9) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require. (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of the related Schedule (Lessee's execution and delivery of the Schedule shall constitute Lessee's acknowledgment of the same). (c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessor shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes ("LIENS").

6. ACCEPTANCE UNDER LEASE. Lessor hereby appoints Lessee as Lessor's agent for the sole purpose of accepting delivery of the Equipment from the Supplier. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor a Schedule describing such Equipment. The Schedule will evidence Lessee's unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to purchase or lease such Equipment. In such event, Lessor's rights shall include, among other things, the right to

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demand that Lessee (a) fully assume all obligations as purchaser of the
Equipment, with the effect of causing Lessor to be released from any liability relating thereto, (b) immediately remit to Lessor an amount sufficient to reimburse it for all advance payments, costs, taxes or other charges paid or incurred with respect to the Equipment (including any of such amounts paid by Lessor to Supplier under the Supply Contract or as a reimbursement to Lessee), together with interest at the Late Charge Rate accruing from the date or dates such amounts were paid by Lessor until indefeasibly repaid by Lessee in full, and (c) take all other actions necessary to accomplish such assumption.

7. USE AND MAINTENANCE. (a) Lessee shall (1) use the Equipment solely in the continental United States and Canada (so long as at least 51% of the annual aggregate usage of each item of Equipment occurs within the continental United Sates) and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) provide written notice to Lessor not less than thirty (30) days after any change of the location of any Equipment (or the location of the principal garage of any Equipment, to the extent that such Equipment is mobile equipment) as specified in the Equipment Schedule; and (4) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. Title to all such parts, modifications and additions to the Equipment immediately shall vest in Lessor, without any further action by Lessor or any other person, and they shall be deemed incorporated in the Equipment for all purposes of the related Schedule. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment. (c) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose

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of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor's appointed representative, if corrective measures were required.

8. DISCLAIMER; QUIET ENJOYMENT. (A) THE EQUIPMENT IS LEASED HEREUNDER "AS IS, WHERE IS". LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(B)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING. Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor's disclaimer; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor's rights, if any, under any warranty with respect to the Equipment. Lessee's exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval. (b) Lessor warrants that during the term of each Schedule, so long as no Event of Default has occurred, Lessee's possession and use of the Equipment leased thereunder shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. The preceding warranty is in lieu of all other warranties by Lessor, whether written, oral or implied, with respect to this Lease or the Equipment. Any actual or purported breach of this warranty shall not give rise to any Abatement, but Lessee may bring a direct cause of action against Lessor for any actual damages directly resulting from any such breach.

9. FEES AND TAXES. Lessee agrees to: (a) (1) if permitted by law, file in Lessee's own name or on Lessor's behalf, directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any

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other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, value added and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than taxes on or measured solely by the net income of Lessor); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to in clauses (a), (b), and (c) above being referred to herein as "IMPOSITIONS"). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor. Notwithstanding the forgoing, Lessee shall have the right to contest, at its sole cost and expense, in good faith and by appropriate proceeding, the validity or amount of any Imposition so long as (x) such contest does not, in the reasonable opinion of Lessor, impair the right, title or interest of Lessor in, under and to this Lease and/or the Equipment, (y) Lessee agrees in writing it has made appropriate cash reserves for the payment of such Imposition and (z) such contest will not be appealed by Lessee past the administrative level.

10. TITLE; GRANTING CLAUSE. (a) Lessee and Lessor intend that: (1) each Schedule, incorporating by reference the terms of this Lease, constitutes a true "lease" and a "finance lease" as such terms are defined in Article 2A and not a sale or retention of a security interest; and (2) Lessor is and shall remain the owner of each item of Equipment (unless sold by Lessor pursuant to any Lease Document), and Lessee shall not acquire any right, title or interest in or to such Equipment except the right to use it in accordance with the terms of the related Schedule. (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the "COLLATERAL"): (1) (if contrary to the parties' intentions a court determines that such Schedule is not a true "lease" under the UCC) the Equipment described in such Schedule or otherwise covered thereby (including all inventory, fixtures or other property comprising the Equipment), together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (2) all subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Lessee shall from time to time acquire an interest; and (3) any and all insurance and/or other proceeds of the property and other collateral in and against which a security interest is granted hereunder. The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee's obligations thereunder and under the other Lease

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Documents are fully and indefeasibly discharged. (c) If contrary to the parties'
intentions a court determines that any Schedule is not a true "lease", the parties agree that in such event Lessee agrees that: (1) with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC; and (2) any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts.

11. INSURANCE. Upon acceptance under a Schedule, until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: (a) any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the full replacement value of the Equipment; and (b) any commercial liability arising in connection with the Equipment, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Schedule; having a deductible reasonably satisfactory to Lessor. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility satisfactory to Lessor (but such insurer shall carry a current rating by A.M. Best Company of at least "A" for a general policyholder and a financial rating of at least "VIII"), (ii) be endorsed to name Lessor as an additional insured (but without responsibility for premiums),
(iii) provide that any amount payable under the required casualty coverage shall be paid directly to Lessor as sole loss payee, (iv) provide for thirty (30) days' written notice by such insurer of cancellation, material change, or non-renewal; and (v) provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee or any other person operating or in possession of the Equipment regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee or any other person operating or in possession of the Equipment. Lessee agrees that it shall obtain and maintain such other coverages (including pollution coverage), or cause adjustments to be made to the scope, amount or other aspects of the existing coverages, promptly upon Lessor's request, as and when Lessor deems such additional coverages or modifications to be appropriate in light of any changes in applicable law, prudent industry practices, Lessee's anticipated use of the Equipment or other pertinent circumstances.

12. LOSS AND DAMAGE. (a) At all times until the Equipment is returned to Lessor in accordance with this Lease, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event. (b) Lessee shall provide prompt written notice to Lessor of any Total Loss or any material damage to the Equipment. Any such notice must be provided together with any damage reports provided to any governmental authority, the insurer or Supplier, and any documents pertaining to the repair of such damage, including copies of work orders, and all invoices for related charges. (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease. (d) A "TOTAL LOSS" shall be deemed to have occurred to an item of Equipment upon: (1) the actual or constructive total loss of any item of the Equipment, (2) the

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loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (3) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a "LOSS PAYMENT DATE"), Lessee shall pay to Lessor the Basic Rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred (the "LOST EQUIPMENT"), together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee's obligation to pay future Basic Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all Other Payments, and (ii) Lessor shall convey to Lessee all of Lessor's right, title and interest in the Lost Equipment, "AS IS WHERE IS", but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, "STIPULATED LOSS VALUE" shall mean the product of the Total Invoice Cost of the Lost Equipment, times the percentage factor applicable to the Loss Payment Date, as set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. After the final rent payment date of the original term or any renewal term of a Schedule, the Stipulated Loss Value shall be determined as of the last rent payment date during the applicable term of such Schedule, and the applicable percentage factor shall be the last percentage factor set forth in the Schedule of Stipulated Loss Values incorporated in such Schedule. (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) if received pursuant to a Total Loss, remit such proceeds to Lessee up to an amount equal to the amount paid by Lessee to Lessor as the Stipulated Loss Value, or credit such proceeds against any amounts owed by Lessee pursuant to Section 12(d), or (2) if received with respect to repairs made pursuant to Section 12(c), remit such proceeds to Lessee up to an amount equal to the amount of the costs of repair actually incurred by Lessee, as established to Lessor's satisfaction.

13. REDELIVERY. (a) Lessee shall provide written notice to Lessor not less than one hundred twenty (120) days and not more than two hundred forty (240) days prior to the expiration of the term of any Schedule (or of any renewal thereof, if applicable) of Lessee's intent to return the Equipment described on such Schedule to Lessor upon the expiration of the term of such Schedule. IF LESSEE FAILS TO PROVIDE THE FOREGOING NOTICE IN A TIMELY MANNER, THE TERM OF THE APPLICABLE SCHEDULE AUTOMATICALLY SHALL BE DEEMED TO HAVE BEEN EXTENDED, WHICH EXTENSION SHALL CONTINUE UNTIL ONE HUNDRED TWENTY (120) DAYS AFTER THE DATE ON WHICH LESSEE PROVIDES THE REQUIRED NOTICE, DURING WHICH EXTENSION PERIOD LESSEE SHALL CONTINUE TO PAY TO LESSOR PER DIEM RENT AT THE LAST PREVAILING LEASE RATE UNDER THE APPLICABLE SCHEDULE; provided, however that Lessor may elect to terminate such extension at any time upon ten (10) days written notice to Lessee. During such extension period, the terms and conditions of this Lease (including, without limitation, the provisions of this Section 13) shall continue to be applicable. Solely for purposes of the definition of Stipulated Loss Value in Section 12(d) hereof, any such extension shall be deemed a renewal of the term of such Schedule. (b) Upon the expiration or

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earlier cancellation or termination of any Schedule, Lessee shall return the
Equipment described on such Schedule to Lessor free and clear of all Liens whatsoever (other than Liens created by or through Lessor), to no more than three (3) locations, not to exceed 400 miles from Fort Dodge, Iowa, as Lessor shall specify. Lessee shall provide, at its expense, transit insurance for the redelivery period in an amount equal to the replacement value of such Equipment and Lessor shall be named as the loss payee on all such policies of insurance. Lessee shall cause: (1) the Supplier's representative or other qualified person acceptable to Lessor (the "DESIGNATED PERSON") to de-install such Equipment in accordance with the Supplier's specifications (as applicable) and pack such Equipment properly and in accordance with the Supplier's recommendations (as applicable); and (2) such Equipment to be transported in a manner consistent with the Supplier's recommendations and practices (as applicable). Upon return, such Equipment shall be: (i) in the same condition as when delivered to Lessee under the related Schedule, ordinary wear and tear excepted; (ii) mechanically and structurally sound, capable of performing the functions for which such Equipment was originally designed, in accordance with the Supplier's published and recommended specifications (as applicable); (iii) redelivered with all component parts in good operating condition (and all components must meet or exceed the Supplier's minimum recommended specifications, unless otherwise agreed by Lessor in writing); (iv) redelivered with all software and documentation necessary for the operation of such Equipment for the performance of the functions for which such Equipment was originally designed (whether or not such software is embedded in or otherwise is a part of such Equipment); and
(v) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party. Upon delivery, such Equipment shall be in compliance with all applicable Federal, state and local laws, and health and safety guidelines. Lessee shall be responsible for the cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause such Equipment to be in full compliance with the terms of this Lease. (c) If requested by Lessor, Lessee shall also deliver all related records and other data to Lessor, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the "RECORDS"). All manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee's expense. (d) In addition to Lessor's other rights and remedies hereunder, if such Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor's acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor's right to prompt return of such Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor's demand or the return of such Equipment in accordance with this Lease. (e) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee's specific performance of its agreements in this Section. (f) Within thirty (30) days after the return of the Equipment in accorace with clause (b), above, Lessor and Lessee shall choose a mutually

14. INDEMNITY. Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17), and their respective agents and employees (each, an "INDEMNITEE"), from and against any and all Claims of third parties (other than such as may directly and proximately result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying, on a net after-tax basis, or otherwise discharging same, when and as such Claims shall become due. Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (a) no Default or Event of Default has occurred and is then continuing, (b) Lessee is financially capable of satisfying its obligations under this Section, and (c) Lessor approves the defense counsel selected by Lessee. The term "Claims" shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including reasonable attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (1) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or (2) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which the Equipment may be located from time to time, or (3) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession or any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder unless the defense of any Claim has been materially prejudiced by such failure (and then only to the extent of such prejudice).

15. DEFAULT. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an "EVENT OF DEFAULT"): (a) non-payment of

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

Basic Rent within five (5) days of the applicable rent payment date; (b) non-payment of any Other Payment within five (5) days after it is due; (c) failure to maintain, use or operate the Equipment in compliance with applicable law; (d) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease; (e) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Lease; (f) a payment or other default by Lessee under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates which default entitles the other party to such obligation to exercise remedies; (g) a payment or other default by Lessee under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (h) a material inaccuracy in any representation or material breach of warranty by Lessee (including any materially false or misleading representation or warranty) in any financial statement or Lease Document, including any omission of any substantial contingent or unliquidated liability or Claim against Lessee; (i) the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding; (j) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same; (k) Lessee shall (1) enter into any transaction of merger or consolidation, unless Lessee shall be the surviving entity (such actions being referred to as an "EVENT"), unless the surviving entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such person executes and delivers to Lessor (x) an agreement satisfactory to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor; and (B) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (l) if Lessee is privately held and effective control of Lessee's voting capital stock/membership interests/partnership interests, issued and outstanding from time to time, is not retained by the present holders (unless Lessee shall have provided thirty
(30) days' prior written notice to Lessor of the proposed disposition and Lessor shall have consented thereto in writing); (m) if Lessee is a publicly held corporation and there is a material change in the ownership of Lessee's capital stock, unless Lessor is satisfied as to the creditworthiness of Lessee and as to Lessee's conformance to the other standard criteria then used by Lessor for such purpose immediately thereafter; (n) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Lease; (o) failure to satisfy the requirements of any financial covenants set forth herein, or in any rider to this Lease or any Schedule; or (p) breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(o)) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor's written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period).

16. REMEDIES. (a) If an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee's performance or to recover damages; (2) declare each such Schedule in default, and cancel each such Schedule or otherwise terminate Lessee's right to use the Equipment and Lessee's other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of this Lease; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Lessee's premises for storage without liability; (5) sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand and recover from Lessee all Liquidated Damages and all Other Payments whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC. As used herein, "LIQUIDATED DAMAGES" shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of parts (1) or (2) of Section 16(b), depending upon the recovery and disposition of the Equipment leased under the applicable Schedule.

      (b) If an Event of Default occurs with respect to any Schedule, (1) if Lessor recovers the Equipment and disposes of it by a lease or elects not to dispose of the Equipment after recovery, upon demand, Lessee shall pay to Lessor an amount equal to the sum of (A) any accrued and unpaid Rent as of the date Lessor recovers possession of the Equipment, plus (B) the present value as of such date of the total Basic Rent for the then remaining term of such Schedule, minus (C) either, as applicable, (i) the present value, as of the commencement date of any substantially similar re-lease of the Equipment, of the re-lease rent payable for that period, commencing on such date, which is comparable to the then remaining term of such Schedule or (ii) the present value, as of that certain date which may be determined by taking into account Lessor's having a reasonable opportunity to remarket the Equipment, of the "market rent" for such Equipment (as computed pursuant to Article 2A) in the continental United States on that date, computed for that period, commencing on such date, which is comparable to the then remaining term of such Schedule; provided, however, Lessee acknowledges that if Lessor is unable after reasonable effort to dispose of the Equipment at a reasonable price and pursuant to other reasonable terms, or the circumstances reasonably indicate that such an effort will be unavailing, the "market rent" in such event will be deemed to be $0.00, but in the event that Lessor does eventually re-lease or otherwise dispose of the Equipment, it will apply the net proceeds of such disposition, to the extent received in good and indefeasible funds, as a credit or reimbursement, as applicable, in a manner consistent with the applicable provisions of Article 2A. Any amounts discounted to present value, shall be discounted at the rate per annum implicit under the applicable Equipment Schedule, compounded annually.

(2) If Lessee fails to return the Equipment in the manner and condition required by this Lease, or Lessor recovers and sells the Equipment, upon demand, Lessee shall pay to Lessor an amount calculated as the Stipulated Loss Value of the Equipment (determined as of the next rent payment date after the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, any amount due from Lessee pursuant to Rider No. 1 attached to this Lease, and all Enforcement Costs (defined in Section 16(c)), less a credit for any disposition proceeds, if applicable pursuant to the application provisions in the next sentence. If Lessor demands the Liquidated Damages under this part (2), and recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this part
(2), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Late Charge Rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee's obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as liquidated damages pursuant to this part (2).

      (c) A cancellation of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following ("ENFORCEMENT COSTS"): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers' fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. Late Charges shall accrue with respect to any amounts payable under this Section for as long as such amounts remain outstanding, and shall be paid by Lessee upon demand. No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any applicable law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, and (iv) Lessee shall remain responsible for any deficiency remaining after Lessor's exercise of its remedies and application of any funds or credits against Lessee's obligations under any Schedule, and Lessor shall retain any excess after such application.

17. ASSIGNMENT. (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor's title to the Equipment. A "PERMITTED LIEN" shall mean any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor. Notwithstanding anything contained in this Section 17 or any other provision of any of the Lease Documents to the contrary, Lessee may, from time to time, permit use of the Equipment by East West Motor Xpress, Inc. ("East/West") in the normal course of Lessee's business operations so long as: (x) any such agreement as between East/West and Lessee allowing East/West to use any item of Equipment shall be expressly subject and subordinate to this Lease and Lessor's rights, title and interest hereunder; and (y) Lessee and East/West execute an Acknowledgement and Agreement in substantially the same form as Exhibit A attached hereto. No disposition (including use of any item of Equipment by East/West) referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents. (b) Lessor may at any time with or without notice to Lessee grant a security interest in, sell, assign, delegate or otherwise transfer (an "ASSIGNMENT") all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder, or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an "ASSIGNEE"). Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor's obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor's right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to "Lessor, shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee's and Lessor's respective successors and assigns.

18. MISCELLANEOUS. (a) This Lease, each Schedule, any Riders hereto or thereto and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to each Schedule, the obligations of Lessee under Sections 8, 9, 10, 12, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Lessee's obligations hereunder and under any Schedule shall be performed at Lessee's sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee's request, or in connection with any option, (2) the filing or recording of real property waivers and UCCs, (3) any Enforcement Costs not recovered pursuant to
Section 16, (4) all inspections, and (5) all lien search reports (and copies of filings) requested by Lessor. If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor's effecting such compliance shall not be a waiver of Lessee's default. All amounts payable under this Section, if not paid when due, shall be paid to Lessor together with interest thereon at the Late Charge Rate. (e) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment. (f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (h) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland (the "State"), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL

RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee's signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (i) This Lease and all of the other Lease Documents may be executed in counterparts. Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures. The transfer or possession of the "Original" of this Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule; provided, however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked "Original" and all other counterparts shall be marked "Duplicate". (j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured or any Event of Default shall have occurred and not been waived by Lessor. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing.
(k) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims or Impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities required by Lessor as a condition to such consent.

19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) "AFFILIATE": with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, (ii) each person that controls, is controlled by, or is under common control with, such person, or
(iii) each of such person's officers, directors, members, joint venturers and partners. For the purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) "APPLICABLE LAW" or "LAW": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) "AS IS, WHERE IS":
AS IS, WHERE IS, without warranty, express or implied, with respect to any matter whatsoever; (4) "BUSINESS DAY": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor's notice address; (5) "GOVERNMENTAL AUTHORITY": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (6) "PERSON": any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (7) "UCC" or "UNIFORM COMMERCIAL CODE": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) "HEREIN," "HEREOF," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) "INCLUDING": means including without limitation unless such term is followed by the words "and limited to," or similar words; and (3) "OR": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

LASALLE NATIONAL LEASING CORPORATION        SMITHWAY MOTOR XPRESS, INC.
Lessor                                      Lessee

By:    /s/ James A. Vlk       [SEAL]        By: /s/ G. Larry Owens       [SEAL]
       -----------------------                  -------------------------
Name:  James A. Vlk                         Name: G. Larry Owens
Title: First Vice President                 Title: CEO

       One West Pennsylvania Avenue         Address: 2031 Quail Avenue
       Suite 1000                                    Fort Dodge, Iowa 50501
       Towson, Maryland 21204
       Facsimile: 410-769-9313              Facsimile: 515-576-3304

                                            Form of Organization: Corporation
                                            Jurisdiction of Organization: Iowa
                                            Organizational No. 37891
                                            Federal Employer Identification No.
                                            42-1009113

                                            SMITHWAY MOTOR XPRESS CORP.
                                            Lessee
                                            By: /s/ G. Larry Owens       [SEAL]
                                                -------------------------
                                            Name: G. Larry Owens
                                            Title: CEO

                                            Address: 2031 Quail Avenue
                                                     Fort Dodge, Iowa 50501

                                            Facsimile: 515-576-3304

                                            Form of Organization: Corporation
                                            Jurisdiction of Organization: Nevada
                                            Organizational No. C791-1995
                                            Federal Employer Identification No.
                                            42-1433844

                      LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. I

To and part of Master Lease Agreement dated as of the 6th day of August, 2004 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and SMITHWAY MOTOR XPRESS, INC. and SMITHWAY MOTOR XPRESS CORP., their successors and permitted assigns (jointly and collectively, "Lessee").

      A. TERMINAL RENTAL ADJUSTMENT. It is presently anticipated that the fair market value of the Equipment upon the expiration of the original lease term relating thereto will be an amount equal to the Estimated Residual Value of the Equipment specified on the Schedule. Upon expiration of the original lease term, Lessor will attempt to sell the Equipment. If the Net Proceeds of Sale (as hereafter defined) is less than the Estimated Residual Value, promptly upon demand Lessee shall pay to Lessor the amount of the difference (not to exceed the Lessee Risk Amount specified on the Schedule). If the Net Proceeds of Sale exceeds the Estimated Residual Value, the amount of the difference promptly shall be paid by Lessor to Lessee. If the Equipment has not been sold on the expiration date of the original lease term relating thereto, then the Net Proceeds of Sale shall be deemed to be zero; and promptly upon demand Lessee shall pay to Lessor the Lessee Risk Amount. If Lessor thereafter shall sell the Equipment, the Net Proceeds of Sale promptly shall be distributed as follows: first, an amount equal to the Lessor Risk Amount specified on the Schedule shall be retained by Lessor (in addition to the amount previously paid by Lessee to Lessor); and second, the balance (if any) promptly shall be paid by Lessor to Lessee. Any such payment by either Lessee or Lessor shall be deemed to be a Terminal Rental Adjustment with respect to the Equipment. As used herein, "Net Proceeds of Sale" shall mean the gross selling price actually received by Lessor less all (i) selling expenses incurred by Lessor, (ii) amounts which (if not paid) would constitute a lien on the Equipment for which Lessee is responsible under the Lease, and (iii) applicable sales or other transfer taxes paid by Lessor.

      As required by Section 7701(h) of the Internal Revenue Code of 1986, as now or hereafter amended, Lessee shall execute and deliver to Lessor the Certification by Lessee in substantially the form attached hereto as Exhibit No.
1. Lessee acknowledges that the Truth in Mileage Act of 1986 (and the regulations promulgated thereunder) requires the lessee of motor vehicles (at the time such motor vehicles are terminated from the lease) to provide a written disclosure to the lessor regarding the mileage of such motor vehicles. Under this law, the "failure to complete or providing false information may result in fines and/or imprisonment". Therefore, Lessee agrees to provide to Lessor (on a form provided by Lessor) upon termination of a motor vehicle from the Lease the mileage disclosure information required by the Federal regulations.

      B. OPTION TO PURCHASE. Provided that no Default or Event of Default has then occurred, Lessee shall have the option to purchase, upon the expiration of the term of this Lease, all but not less than all of the Equipment subject to this Lease upon the following terms and conditions: If Lessee desires to exercise this option it shall, at least one hundred eighty (180) days before expiration of the term of this Lease, give Lessor written notice of its intention to exercise this option to purchase and shall engage in negotiations with Lessor to determine the purchase price for the Equipment. Not less than one hundred twenty (120) days before expiration of the term of this Lease, Lessee shall give Lessor written notice of its election to purchase on the terms mutually agreed upon during negotiations. Thereupon, at the expiration of the term of this Lease, Lessee shall pay to Lessor in cash any Rent due on that date plus the purchase price for the Equipment so purchased, determined as hereinafter provided. Lessee's exercise of the purchase option contained herein shall constitute a sale of the Equipment pursuant to Section A above and Lessee and Lessor shall be responsible for the performance of their respective obligations pursuant to Section A above.

      The purchase price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale. For purposes of this Section, "Fair Market Value" shall be deemed to be an amount equal to the sale price obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of this Lease). If the parties are unable to agree on the Fair Market Value of the Equipment, then Lessor and Lessee shall at Lessee's expense obtain appraisal values from three independent appraisers (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Value as determined by such appraisers shall be binding on the parties hereto.

      Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee, without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

LASALLE NATIONAL LEASING CORPORATION          SMITHWAY MOTOR XPRESS, INC.
Lessor                                        Lessee

By:    /s/ James A. Vlk        [SEAL]         By: /s/ G. Larry Owens      [SEAL]
       ------------------------                   ------------------------
Name:  James A. Vlk                           Name: G. Larry Owens
Title: First Vice President                   Title: President

                                              SMITHWAY MOTOR XPRESS CORP.
                                              Lessee

                                              By: /s/ G. Larry Owens      [SEAL]
                                                  ------------------------
                                              Name: G. Larry Owens
                                              Title: President

                                  EXHIBIT NO. 1

                             CERTIFICATION BY LESSEE

      This Certification is provided by the undersigned ("Lessee") in connection with that certain Master Lease Agreement dated as of August 6, 2004 (the "Lease"), with LASALLE NATIONAL LEASING CORPORATION. The parties intend and agree that the Lease constitute a "qualified motor vehicle operating agreement" within the meaning of Section 7701(h) of the Internal Revenue Code of 1986, as now or hereafter amended, and this Certification is required to be provided pursuant to that Section.

      Lessee hereby certifies, under penalty of perjury, that it intends that more than fifty (50) percent of the use of the Equipment (as such term is defined in the Lease) is to be in a trade or business of the Lessee.

      Lessee acknowledges that it has been advised that it will not be treated as the owner of the Equipment for Federal income tax purposes.

      IN WITNESS WHEREOF, Lessee has caused this Certification to be duly executed, under seal, as of the 6th day of August, 2004.

                                              SMITHWAY MOTOR XPRESS, INC.
                                              Lessee

                                              By: /s/ G. Larry Owens      [SEAL]
                                                  ------------------------
                                              Name: G. Larry Owens
                                              Title: President

                                              SMITHWAY MOTOR XPRESS CORP.
                                              Lessee

                                              By: /s/ G. Larry Owens      [SEAL]
                                                  ------------------------
                                              Name: G. Larry Owens
                                              Title: President

                      LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. 2

To and part of Master Lease Agreement dated as of the 6th day of August, 2004 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and SMITHWAY MOTOR XPRESS, INC. and SMITHWAY MOTOR XPRESS CORP., their successors and permitted assigns (jointly, severally and collectively, "Lessee").

TAX INDEMNITY.

      (1) Lessee represents and warrants that: (a) it believes that it is reasonable to estimate that the useful life of the Equipment exceeds the lease term (including any interim and fixed rental renewal periods) by the greater of one (1) year or twenty (20) percent of such estimated useful life, and that said Equipment will have a value at the end of the lease term, including any fixed rate renewal period, of at least twenty (20) percent of the Total Invoice Cost of the Equipment, without including in such value any increase or decrease for inflation or deflation during the original lease term; (b) the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions (as defined below); (c) each item of Equipment constitutes "qualified property" pursuant to Section 168(k) of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), and is eligible for the additional first-year depreciation deduction equal to (i) thirty (30) percent, or (ii) fifty (50) percent, of the Total Invoice Cost of the Equipment contemplated by the Code, as specified on the applicable Schedule; (d) the Equipment shall be treated as originally placed in service not earlier than the date of the execution and delivery of the Schedule pertaining thereto, or in the event the transaction is a sale-leaseback transaction, Lessee shall not have placed in service the Equipment subject to this Lease at any time prior to three (3) months before the execution and delivery of the Schedule pertaining thereto; (e) Lessee has not arranged to purchase, and Lessor is not purchasing, the Equipment pursuant to a binding written contract entered into before September 11, 2001, if clause (c) (i) above applies, or not before May 6, 2003, if clause (c) (ii) above applies; and (f) each item of Equipment shall be placed in service before January 1, 2005.

      (2) (a) If by reason of (i) any act or failure to act of Lessee (including a breach of any covenant of Lessee set forth in Section 4 of the Lease), or (ii) the misrepresentation of or breach by Lessee of any of the warranties and representations set forth in Section 3 of the Lease or Section (1) of this Rider, Lessor in computing its taxable income or liability for tax, shall lose, or shall not have, or shall lose the right to claim or there shall be disallowed or recaptured for Federal and/or state income tax purposes, in whole or in part, the benefit of MACRS Deductions; or (b) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment, including (without limitation) any such attachment or alteration which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 2001-28, 2001-1 C.B. 1156 (as it may hereafter be modified or superseded); hereinafter referred to as a "Loss"; then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent and Lessor shall revise the Schedule(s) of Stipulated Loss Values to reflect the Loss. As used herein, "MACRS Deductions" shall mean the deductions under Section 167 of the Code, determined in accordance with the modified

Accelerated Cost Recovery System with respect to the Total Invoice Cost of any item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of the Code as in effect on the date of this Lease for property assigned to the class of property specified in the Schedule pertaining thereto and taking into account, unless otherwise stated on such Schedule, the thirty (30) percent or fifty (50) percent special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code (as specified on the applicable Schedule); "Lessor" shall be deemed to include the consolidated Federal taxpayer group of which Lessor is a member; and "Tax Indemnification Payment" shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor's after-tax net return (the "Net Return") to be equal to, but no greater than, the Net Return computed consistently with current tax laws (and with the assumption that Lessor is taxed at the highest marginal Federal and state tax rates) as of the date of this Lease that would have been available to Lessor had the Loss not occurred.

      (3) Lessor shall be responsible for, and shall not be entitled to a Tax Indemnification Payment by Lessee on account of, any Loss arising solely as a direct result of the occurrence of any one or more of the following events: (a) the failure of Lessor to timely and properly claim MACRS Deductions, as applicable, in the tax return of Lessor other than as a result of changes in the Code or applicable regulations; or (b) the failure of Lessor to have sufficient taxable income before application of the MACRS Deductions to offset the full amount of such MACRS Deductions; or (c) any event which by the terms of the Lease requires payment by Lessee of the Stipulated Loss Value if such payment is thereafter actually made to Lessor, to the extent that such payment reimburses Lessor for amounts otherwise payable by Lessee pursuant hereto; or (d) a disqualifying disposition due to sale of any item of the Equipment or the Lease by Lessor prior to an Event of Default.

      (4) Lessor promptly shall notify Lessee in writing of such Loss (which notice shall include computations in reasonable detail itemizing the determination of the amount of such Loss) and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days of such notice. For these purposes, a Loss shall occur upon the earliest of: (a) the happening of any event (such as disposition or change in use of any item of the Equipment) which will cause such Loss, (b) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase (including an increase in estimated taxes) resulting from such Loss; (c) the date on which the Loss is realized by Lessor, or (d) the adjustment of the tax return of Lessor to reflect such Loss.

      (5) The obligations of Lessee under this Section, which accrue during the term of the Lease, shall survive the expiration or termination of the Lease.

LASALLE NATIONAL LEASING CORPORATION       SMITHWAY MOTOR XPRESS, INC.
Lessor                                     Lessee

By:    /s/ James A. Vlk       [SEAL]       By: /s/ G. Larry Owens         [SEAL]
       -----------------------                 ---------------------------
Name:  James A. Vlk                        Name: G. Larry Owens
Title: First Vice President                Title: President

                                           SMITHWAY MOTOR XPRESS CORP.
                                           Lessee

                                           By: /s/ G. Larry Owens         [SEAL]
                                               ---------------------------
                                           Name: G. Larry Owens
                                           Title: President

                      LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. 3

To and part of Master Lease Agreement dated as of the 6th day of August, 2004 (the "Lease") between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and SMITHWAY MOTOR XPRESS, INC. and SMITHWAY MOTOR XPRESS CORP., their successors and permitted assigns ("Lessee").

      JOINT AND SEVERAL OBLIGATIONS. The obligations of SMITHWAY MOTOR XPRESS, INC. and SMITHWAY MOTOR XPRESS CORP. are joint and several. Each reference to the term "Lessee" shall be deemed to refer to each of Smithway Motor Xpress, Inc. and Smithway Motor Xpress, Corp.; each representation and warranty made by Lessee shall be deemed to have been made by each such party; each covenant and undertaking on the part of Lessee shall be deemed individually applicable with respect to each such party; and each event constituting an Event of Default under this Lease shall be determined with respect to each such party. A separate action or actions may be brought and prosecuted against any such party whether an action is brought against any other party or whether any other party is joined in any such action or actions. Each such party waives any right to require Lessor to: (a) proceed against any other party; (b) proceed against or exhaust any security held from any other party; or (c) pursue any other remedy in Lessor's power whatsoever. Notices hereunder required to be provided to Lessee shall be effective if provided to any such party. Any consent on the part of Lessee hereunder shall be effective when provided by any such party and Lessor shall be entitled to rely upon any notice or consent given by any such party as being notice or consent given by Lessee hereunder.

      In the event any obligation of Lessee under this Lease is deemed to be an agreement by any individual Lessee to answer for the debt or default of another individual Lessee (including each other) or as a hypothecation of property as security therefor, each Lessee represents and warrants that: (x) no representation has been made to it as to the creditworthiness of any other obligor, and (y) it has established adequate means of obtaining from each other obligor on a continuing basis, financial or other information pertaining to each other obligor's financial condition. Each Lessee expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Lessor of any additional security for the obligations secured hereby, or the alteration or release in any manner of any security now or hereafter held in connection with any obligations now or hereafter secured by this Lease, and consents that Lessor and any obligor may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of each Lessee, or affecting any security for such obligations. Should any default be made in the payment of any such obligations or in the terms or conditions of any security held, Lessor is hereby expressly given the right, at its option, to proceed in the enforcement of this Lease independently of any other remedy or security it may at any time hold in connection with such obligations secured and it shall not be necessary for Lessor to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Lessee. Each Lessee further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lessor by any Lessee.

LASALLE NATIONAL LEASING CORPORATION         SMITHWAY MOTOR XPRESS, INC.
Lessor                                       Lessee

By:    /s/ James A. Vlk     [SEAL]           By: /s/ G. Larry Owens       [SEAL]
       ---------------------                     -------------------------
Name:  James A. Vlk                          Name: G. Larry Owens
Title: First Vice President                  Title: President

                                             SMITHWAY MOTOR XPRESS CORP.
                                             Lessee

                                             By: /s/ G. Larry Owens       [SEAL]
                                                 -------------------------
                                             Name: G. Larry Owens
                                             Title: President

                      LASALLE NATIONAL LEASING CORPORATION

                                                                      RIDER NO.4

To and part of Master Lease Agreement dated as of the 6th day of August, 2004 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and SMITHWAY MOTOR XPRESS, INC. and SMITHWAY MOTOR XPRESS CORP., their successors and assigns (jointly, severally and collectively, "Lessee").

RETURN PROVISIONS - Tractors:

In addition to the provisions of Section 13 of this Lease (provided that any inconsistency between the provisions of Section 13 and this Rider shall be resolved in favor of the provisions of this Rider), and provided that Lessee has not elected to exercise its option to purchase the Equipment, the Lessee shall at its expense return the Equipment in condition as follows:

      - The engine must operate at the original manufacturer's rated horsepower after allowing for driveline losses and as verified by a chassis dynamometer test. Electronic engines must retain mileage information and be cleared of all passwords. Batteries, starter, alternator and other ignition system components must be in good condition and capable of starting and charging system under chassis' own power. Battery cases must be intact with no dead cells. Engine crankcase blow-by must not exceed: 12" of water column for Cummins, 3" of water column for Caterpillar, 4" of water column for Detroit and Mack.

      - Clutch, transmission and front and rear axles must be roadworthy and free from defects with no visible bends, cracks and leaks.

      - No material damage including no holes, rock chips, or fractures in windshield, skylight, or cab side glass. Upholstery must be free of rips, tears, or holes, no fluid or exhaust leaks, no wheel or pinion seals are to be leaking; all instruments and gauges must be in operating condition; cumulative damage must not exceed $250.00.

      - Front tires must be matched original casings with a minimum of 14/32-inch remaining tread depth. Rear tires must be matched original casings with a minimum 14/32-inch tread or new "first-time caps." All tires must be free of any flat or bald spots, and free of irregular tread wear, dry rot, bulges, exposed cord or cuts in side-walls;

      - Brakes must pass DOT inspection with brake drums and linings not broken or cracked and shall not exceed manufacturers' recommended wear limits. Brake linings shall have -1/2" or greater remaining lining depth;

      - Frame rails, cross-members, fifth wheel, cab mounts/supports, spring/air suspension hangers and other structural systems must be free from cracks, improper welds and defects.

      - The total per unit mileage shall not exceed 500,000 miles at the 4-year lease maturity date. Should the mileage exceed these limits, the Lessee agrees to pay a mileage surcharge of $0.05 per mile for each excess mile. All mileage determinations shall be based upon odometer readings and / or maintenance records.

      -     Each vehicle must have a current Federal D.O.T. inspection decal.

      - Provide safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at accessible locations satisfactory to Lessor;

A). Prior to any return of the Equipment, an in-depth physical inspection will be conducted by a manufacturer's service representative(s) acceptable to Lessor. Lessee shall obtain written certification from the manufacturers or their authorized representative that the Equipment has been returned in accordance with the terms set forth herein and in Section 13 of the Lease.

B). Not more than ten (10) days prior to redelivery Lessee shall perform an engine diagnostic test with respect to each item of Equipment. Any part, component or function found not to be within the manufacturer's published or recommended operational specifications will be replaced with OEM parts or brought within those specifications and a re-test performed. The original and any subsequent engine diagnostic test reports shall be delivered to Lessor with the Equipment.

C). Lessor shall have the right to attempt to resell or auction Equipment from Lessee's facility with Lessee's full cooperation and assistance, for a period commencing with Lessor's receipt of the Return Notice and ending one hundred eighty (180) days after the Initial Term Expiration Date. Lessee agrees to pay the reasonable costs and expenses of such sale or auction (and all storage thereto), and agrees that the Equipment shall remain capable of operation during this period. Lessee shall provide adequate electrical power, lighting, heat, water and all other requirements sufficient to allow for normal maintenance and for demonstrations of the Equipment to any potential buyer.

LASALLE NATIONAL LEASING CORPORATION        SMITHWAY MOTOR XPRESS, INC.
Lessor                                      Lessee

By:    /s/ James A. Vlk         [SEAL]      By: /s/ G. Larry Owens        [SEAL]
       -------------------------                --------------------------
Name:  James A. Vlk                         Name: G. Larry Owens
Title: First Vice President                 Title: CEO

                                            SMITHWAY MOTOR XPRESS CORP.
                                            Lessee

                                            By: /s/ G. Larry Owens        [SEAL]
                                                --------------------------
                                            Name: G. Larry Owens
                                            Title: CEO

                                       2